Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2014

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands

ABIG Holding de Espana, S.L.	Spain

ALOC Holdings ULC	Canada

American Bankers General Agency, Inc.	Texas

American Bankers Insurance Company of Florida	Florida

American Bankers Insurance Group, Inc.	Florida

American Bankers Life Assurance Company of Florida	Florida

American Bankers Management Company, Inc	Florida

American Memorial Life Insurance Company	South Dakota

American Reliable Insurance Company	Arizona

American Security Insurance Company	Delaware

Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina

Assurant Chile Compañia de Seguros Generales S.A.	Chile

Assurant Consulting Company, Limited.	China

Assurant Danos Mexico S.A.	Mexico

Assurant Deutschland GmbH	Germany

Assurant Direct Limited	United Kingdom

Assurant Direta Corretora de Seguros Ltda	Brazil

Assurant General Insurance Limited	United Kingdom

Assurant Group, Limited	United Kingdom

Assurant Holding Mexico, S. de R.L. de C.V.	Mexico

Assurant Holdings France SAS	France

Assurant Intermediary Ltd.	United Kingdom

Assurant International Division Limited	Malta

Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy

Assurant Life Limited	United Kingdom

Assurant Life of Canada	Canada

Assurant New Ventures, Incorporated	Florida

Assurant Payment Services, Inc.	Florida

Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos

Assurant Seguradora S.A.	Brazil

Assurant Service Protection, Inc.	Oklahoma

Assurant Services (UK) Limited	United Kingdom

Assurant Services Argentina, S.A.	Argentina

Assurant Services Canada, Inc.	Canada

Assurant Services de Chile, SpA	Chile

Assurant Services Italia s.r.l.	Italy

Assurant Services Limited	Ireland

Assurant Services, LLC	Texas

Assurant Services of Puerto Rico, Inc.	Puerto Rico

Subsidiary Name	State or Country of Organization

Assurant Servicios de Mexico, S.A. de CV	Mexico

Assurant Servicos S.A.	Brazil

Assurant Solutions Assistance B.V.	Netherlands

Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico

Assurant Solutions Spain, S.A.	Spain

Assurant Vida Mexico S.A.	Mexico

Axios Valuation Solutions, LLC	Texas

Bankers Atlantic Reinsurance Company	Turks & Caicos

Blue Bananas, LLC	Wisconsin

Broadtech, LLC	Texas

Caribbean American Life Assurance Company	Puerto Rico

Caribbean American Property Insurance Company	Puerto Rico

Consumer Assist Network Association, Inc.	Delaware

Cooperatieve Assurant Netherlands U.A.	Netherlands

CWI Corporate	France

CWI Distribution	France

CWI Group	France

CWork Financial Management LLC	Delaware

CWork Solutions, LP	Pennsylvania

Dental Health Alliance, LLC	Delaware

Denticare of Alabama, Inc.	Alabama

Digital Services (UK) Ltd.	United Kingdom

Disability Reinsurance Management Services, Inc.	Delaware

eMortgage Logic, LLC	Texas

Family Considerations, Inc.	Georgia

FamilySide, Inc.	Canada

FAS-Nationstar, LLC	Missouri

FAS-OWB Utilities, LLC	Texas

FAS-Tenant Access Utilities, LLC	Texas

Federal Warranty Service Corporation	Illinois

Field Asset Services, LLC	Delaware

Florida Office Corp.	Delaware

GP Legacy Place, Inc.	Delaware

Guardian Travel, Inc.	Florida

Insureco Agency & Insurance Services, Inc. (CA)	California

Insureco, Inc.	California

Interfinancial Inc.	Georgia

John Alden Financial Corporation	Delaware

John Alden Life Insurance Company	Wisconsin

Lifestyle Services Group Ltd.	United Kingdom

LSG España Ltd.	United Kingdom

LSG Insurance (Isle of Man Limited)	Isle of Man

Subsidiary Name	State or Country of Organization

MobileServ 5 Ltd.	United Kingdom

Mortgage Group Reinsurance, Ltd.	Bermuda

MSDiversified Corp.	Mississippi

National Insurance Agency	Florida

National Insurance Institute, LLC	Wisconsin

North Star Marketing Corporation	Ohio

NSM Sales Corporation	Nevada

Protection Holding Cayman	Cayman Islands

Reliable Lloyds Insurance Company	Texas

Service Delivery Advantage, LLC	Illinois

Signal Financial Management LLC	Delaware

Signal GP LLC	Delaware

Signal Holdings LLC	Pennsylvania

Signal Northwest LLC	Delaware

Solidify Software, LLC	Kansas

Solutions Cayman	Cayman Islands

Solutions Holdings	Cayman Islands

STAMS Holding Ltd.	United Kingdom

STAMS Ltd.	United Kingdom

Standard Guaranty Insurance Company	Delaware

StreetLinks, LLC	Indiana

Sureway, Inc.	Delaware

TeleCom Re, Inc.	Florida

The Signal LP	Pennsylvania

Time Insurance Company	Wisconsin

TrackSure Insurance Agency, Inc.	California

TS Holdings, Inc.	Delaware

U.S. Insurance Services, Inc.	Florida

UDC Dental California, Inc.	California

UDC Ohio, Inc.	Ohio

Union Security DentalCare of Georgia, Inc.	Georgia

Union Security DentalCare of New Jersey, Inc.	New Jersey

Union Security Insurance Company	Kansas

Union Security Life Insurance Company of New York	New York

United Dental Care of Arizona, Inc.	Arizona

United Dental Care of Colorado, Inc.	Colorado

United Dental Care of Michigan, Inc.	Michigan

United Dental Care of Missouri, Inc.	Missouri

United Dental Care of New Mexico, Inc.	New Mexico

United Dental Care of Texas, Inc.	Texas

United Dental Care of Utah, Inc.	Utah

United Service Protection Corporation	Delaware

United Service Protection, Inc.	Florida

Subsidiary Name	State or Country of Organization

Voyager Group, Inc.	Florida

Voyager Indemnity Insurance Company	Georgia

Voyager Service Warranties, Inc.	Florida

WePurchit.com, LLC	Wisconsin